                          [Letterhead of Winston & Strawn]




                                   August 15, 1997



Archibald Candy Corporation
1137 W. Jackson Boulevard
Chicago, Illinois 60607

          Re:  Registration Statement on Form S-1
               of Archibald Candy Corporation
               __________________________________



Gentlemen:

          We have acted as special counsel to Archibald Candy Corporation, an Illinois corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") filed on behalf of the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $100,000,000 aggregate principal amount of the Company's 10 1/4% Senior Secured Notes due 2004 (the "New Notes"), which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 10 1/4% Senior Secured Notes due 2004 (the "Old Notes"), all as more fully described in the Registration Statement. The New Notes will be issued under the Company's Indenture dated as of July 2, 1997 (the "Indenture") between the Company and The Bank of New York, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the prospectus (the "Prospectus") contained in the Registration Statement.

          This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission on the date hereof; (ii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently

August 15, 1997
Page 2

in effect; (iv) the Indenture; (v) the form of the New Notes; and (vi) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and exchange of the New Notes for the Old Notes and the filing of the Registration Statement. We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and others.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The issuance and exchange of the New Notes for the Old Notes pursuant to the terms and conditions of the Exchange Offer have been duly authorized by requisite corporate action on the part of the Company.

          2. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture and (iii) the New Notes shall have been issued and delivered in exchange for the Old Notes pursuant to the terms of the Exchange Offer set forth in the Prospectus, the New Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          The foregoing opinions are limited to the laws of the United States, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the

August 15, 1997
Page 3


application of the securities or blue sky laws of the various states to the issuance or exchange of the New Notes.

          We hereby consent to the reference to our firm under the headings "Legal Matters" and "Certain United States Federal Income Tax Consequences" in the Prospectus and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                   Very truly yours,


                                   /S/ WINSTON & STRAWN